Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This SECOND AMENDMENT (the “Second Amendment”) to the Employment Agreement is made this 29 day of October, 2018, by and between MKS Instruments, Inc., a Massachusetts corporation (“MKS”) and Gerald G. Colella of Seabrook, New Hampshire (the “Executive”).

WHEREAS, MKS and the Executive are parties to an employment agreement dated October 22, 2013 (the “Employment Agreement”) and parties to an Amendment dated March 27, 2018 (the “First Amendment”) to the Employment Agreement; and

WHEREAS, MKS and the Executive wish to modify certain provisions of the Employment Agreement relating to the Executive’s eligibility for severance pay and benefits;

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt whereof are hereby acknowledged, the parties agree as follows:

1.    In Section 6(a)(i) of the Employment Agreement, the phrase “for one (1) year” is deleted and replaced with the phrase “for eighteen (18) months”.

2.    In Section 6(a)(ii) of the Employment Agreement, the word “employment;” is deleted and replaced with the following: “employment, and pay in addition, as soon as reasonably practicable after the Executive’s termination, a lump sum in an amount equal to 1.5 times the amount of the Target Bonus as of the effective date of the Executive’s termination;”.

3.    In Section 6(a)(iv) of the Employment Agreement, the phrase “for twelve (12) months” is deleted and replaced with the phrase “for eighteen (18) months”.

4.    Except as modified in paragraphs 1, 2 and 3 above, the Employment Agreement (as amended by the First Amendment) shall remain unchanged. To avoid any doubt and without limitation of any kind, the parties acknowledge and agree that this Second Amendment is not intended to, and shall not, have any effect on the Executive’s obligations under Section 10 of the Employment Agreement, notwithstanding the enactment of Section 24L of Chapter 149 of the Massachusetts General Laws or any other change in the law after the parties entered into the Employment Agreement.

In witness whereof, the parties hereto have executed, in the Commonwealth of Massachusetts, this Amendment as a sealed instrument, as of the day, month, and year first written above.

MKS INSTRUMENTS, INC.

By:	/s/ John R. Bertucci
Chairman of the Board of Directors

/s/ Gerald G. Colella
Gerald G. Colella